UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2022

TPCO Holding Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	0-56348	98-1566338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Leigh Avenue, San Jose, California		95125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (669) 279-5390

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant

(a) Resignation of Previous Independent Registered Public Accounting Firm

On July 5, 2022 (the “Resignation Date”), MNP LLP, Chartered Professional Accountants, Licensed Public Accountants (“MNP”) resigned as the independent registered public accounting firm of TPCO Holding Corp. (the “Company”).

The reports of MNP on the consolidated financial statements of the Company for the fiscal years ended December 31, 2021 and December 31, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2021 and December 31, 2020, and during the subsequent interim period through the Resignation Date, there were no disagreements with MNP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MNP, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years.

During the fiscal years ended December 31, 2021 and December 31, 2020, and during the subsequent interim period through the Resignation Date, there were no “reportable events” (as defined under Item 304(a)(1)(v) of Regulation S-K), except for the information relating to the Company’s internal control over financial reporting disclosed in Item 9A (Controls and Procedures) of the Company’s annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 31, 2022 (the “2021 Form 10-K”). As disclosed in Item 9A of the 2021 Form 10-K, in connection with the audit of the Company’s 2021 consolidated financial statements, the Company and MNP identified control deficiencies in the design and operation of the Company’s internal control over financial reporting that constituted a material weakness. In this regard, the Company did not design or maintain an effective control environment commensurate with financial reporting requirements. Specifically, the Company lacks a sufficient number of adequately skilled professionals to appropriately analyze, record and disclose accounting matters timely and accurately while maintaining appropriate segregation of duties. As disclosed in the 2021 Form 10-K, the Company is working to remediate the material weakness. This reportable event was discussed among the Audit Committee and MNP. MNP has been authorized by the Company to respond fully to the inquiries of Marcum LLP (“Marcum”), the successor independent registered public accounting firm, concerning this reportable event.

The Company’s Board of Directors, based on the recommendation of the Audit Committee, approved the decision to change independent registered public accounting firms.

The Company provided MNP with a copy of the disclosure it is making herein and requested that MNP furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether MNP agrees with the statements made by the Company in this Current Report on Form 8-K. MNP has furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements, a copy of which is filed as Exhibit 16.1 herewith.

(b) Appointment of New Independent Registered Public Accounting Firm

On July 5, 2022 (the “Engagement Date”), the Board of Directors of the Company, based on the recommendation of the Audit Committee, engaged Marcum as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022.

During the fiscal years ended December 31, 2021 and December 31, 2020, and during the subsequent interim period through the Engagement Date, neither the Company, nor anyone on its behalf, consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from MNP dated July 8, 2022 to the U.S. Securities and Exchange Commission

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2022

TPCO HOLDING CORP.

By:	/s/ Mike Batesole
Name:	Mike Batesole
Title:	Chief Financial Officer